Exhibit 10.12

Leasing Agreement

(English Translation)

Date: 12/1/2020

Contract No.: BYC20201201-001#

Party A (Lessor): Zheng Hui

Party B (Lessee): Pingtan Comprehensive Experimental Area E Home Service Co., Ltd.

1.	Party A leased the house on the 9th floor of the West Coast International Logistics and Trade City (Phase 2), No. 14, Duyuan Road, Luozhou Town, Cangshan District, Fuzhou City, to Party B for office housing, with an area of 1028.5 square meters.

2.	The lease period is from January 1, 2021 to December 31, 2021.

3.	The rent is RMB 28,000 per month, and the total rent is RMB 336,000.

4.	Deposit

a.	The contract deposit with contract number: BYC20171224-001 # is used as the contract deposit. The deposit has been paid and does not need to be paid again.

b.	If Party B does not renew the lease, Party A shall refund the deposit to Party B in full after the lease contract expires.

5.	Party B should pay attention to the following matters (obligations) after leasing:

a.	Party B shall comply with laws and regulations, operate lawfully, handle relevant procedures on its own, and bear relevant responsibilities.

b.	Party B shall pay attention to the safety issues of residence and operation, and adopt fire prevention and security measures on its own. Strengthen the safety of electricity use, and shall not tow or connect wires randomly; Check the security measures, fire prevention and electricity safety frequently.

c.	Party B does not have the right of disposition of the rented house and cannot change its use, otherwise it will be considered as default, and the costs incurred by Party B for use of electricity, water, television and other facilities shall be paid by Party B on time and in full.

d.	Party B shall not change the house structure and its facilities during the lease period.

6.	Party A’s responsibilities and obligations;

a.	Party A shall not lease to a third party before the contract expires, and Party B shall be compensated accordingly if Party A breaches the contract.

b.	In the case that Party B has fully paid the rent, Party A shall keep providing water and power without causing inconvenience to Party B.

c.	Party A should ensure that the leased house is safe with proper operation of equipment. Problems in use should be taken care according to different situations.

7.	Relevant vacating regulations

a.	During the contract period, after Party B has performed all the terms of this contract, Party A shall not repossess the house in advance.

b.	When Party B’s lease term has not expired and Party B intends to terminate the lease, Party B must negotiate with Party A and pay a statutory penalty fee to Party A.

8.	This contract shall come into effect after Party A and Party B have reached agreement, agreed, signed and sealed, and the date of signing shall be the effective date of this contract.

9.	This contract is a formal agreement of both Party A and Party B, and signed in two copies, and each party holds one copy. The original contract shall prevail.

Party A Signature: /s/ Zheng Hui Date: 12/1/2020	Party B Signature: Pingtan Comprehensive Experimental Area E Home Service Co., Ltd. (Seal)

Date: 12/1/2020